As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0661574
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(214) 357-6181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald L. McCrummen

Executive Vice President and Chief Financial Officer

PMFG, Inc.

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(214) 357-6181

(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:

James E. O’Bannon

Charles T. Haag

Jones Day 2727 N. Harwood

Dallas, Texas 75201

(214) 220-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Subscription Rights
Warrants
Depositary Shares(4)
Purchase Contracts
Units(5)
Total	$100,000,000	$3,236

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.
(2)	We are registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000. The securities may be offered from time to time in unspecified numbers and at indeterminate prices, and may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(3)	This registration statement includes a total of $72,160,000 of unsold securities that had previously been registered under the Company’s registration statement on Form S-3 (333-177358) initially filed with the Securities and Exchange Commission on October 18, 2011 (the “Prior Registration Statement”). In connection with the registration of such unsold securities on the Prior Registration Statement, the Company paid a registration fee of $8,269 for such unsold securities. In accordance with Rule 415(a)(6) of the Securities Act, the registration fee paid for the unsold securities on the Prior Registration Statement will continue to apply to such unsold securities. Accordingly, the amount of the registration fee for the registration of $27,840,000 of securities under this registration statement is $3,236. Pursuant to 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2014

PROSPECTUS

$100,000,000

PMFG, INC.

Common Stock

Preferred Stock

Subscription Rights

Warrants

Depositary Shares

Purchase Contracts

Units

We may from time to time sell any combination of common stock, preferred stock, subscription rights, warrants, depositary shares and purchase contracts, as well as units that include any of these securities or securities of other entities. The securities described in this prospectus may be offered and sold in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions and discounts.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “PMFG.” On November 5, 2014, the closing price of our common stock was $5.20.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf-registration process.” Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT PMFG, INC.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for natural gas infrastructure, power generation and refining and petrochemical processing. With our acquisition in March 2014 of substantially all of the assets of Combustion Components Associates, Inc., we expanded the markets we serve to include industrial and utility industries. We offer a broad range of separation and filtration products, Selective Catalytic Reduction systems, Selective Non-Catalytic Reduction systems, low emissions burner and related combustion systems and other complementary products including heat transfer equipment, pulsation dampeners and silencers. Our primary customers include original equipment manufacturers, engineering contractors, commercial and industrial companies and operators of power facilities.

PMFG, Inc. was incorporated as a Delaware corporation in January 2008 in connection with a holding company reorganization. Our principal subsidiary is Peerless Mfg. Co. (“Peerless”), which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181.

The terms “PMFG,” “company,” “our,” “us” and “we” refer to PMFG, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and in any of our reports filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	adverse changes to the markets in which we operate, including the natural gas infrastructure, power generation, and refining and petrochemical processing industries;

•	compliance with United States and foreign laws and regulations, including export control and economic sanctions laws and regulations, which are complex, change frequently and have tended to become more stringent over time;

•	changes in existing environmental legislation or regulations;

•	risks associated with our indebtedness, the terms of our credit agreements and our ability to raise additional capital;

•	changes in competition;

•	changes in demand for our products;

•	our ability to realize the full value of our backlog and the timing of revenue recognition under contracts included in backlog;

•	risks associated with our product warranties; and

•	changes in the price, supply or demand for natural gas, bio fuel, oil or coal.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Commission, including the information in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statements, except to the extent required by law.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We also may designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the Commission and are incorporated by reference as exhibits to this registration statement.

Authorized Capital Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of October 31, 2014, 21,261,980 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, if any, then outstanding, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

•	the designation of the series and the number of shares offered;

•	the voting powers, if any, of shares of the series;

•	redemption or sinking fund provisions;

•	the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

•	the rights of shares of the series in the event of voluntary or involuntary dissolution, or upon any distribution of the assets of the company;

•	the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class;

•	the right, if any, to subscribe for or to purchase any securities of the Company; and

•	any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law, or DGCL, provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to business combinations proposed by an interested stockholder following the announcement or notification of transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may deem to be in their best interests. We have not elected to be exempt from the restrictions imposed under Section 203.

Certificate of Incorporation and Bylaw Provisions

Our bylaws provide that the authorized number of our directors is fixed by our board of directors. In addition, our certificate of incorporation provides that our board of directors will be divided into three classes with the number of directors in each class as nearly equal as possible. Each director will serve a three-year term. As a result, any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a classified board.

Our bylaws provide that special meetings of our stockholders may be called only by our chairman, chief executive officer or president or by the majority of the total number of directors. Should any stockholder desire to present business at an annual meeting, including nominating a candidate for director, the stockholder must comply with certain advance notice provisions in our bylaws. In addition, our certificate of incorporation provides that no action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

Our certificate of incorporation and bylaws provide that vacancies in our board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Any director so chosen will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor is elected and qualified. In addition, our certificate of incorporation provides that at any meeting of stockholders called for the stated purpose of removing a director, any director may be removed for cause by the affirmative vote of the holders of at least two-thirds of the shares of our common stock entitled to vote for the election of directors.

Our certificate of incorporation provides that our stockholders may amend the bylaws by the affirmative vote of at least two-thirds of the shares of our common stock entitled to vote on the amendment.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Stock Market under the symbol “PMFG.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our common shares, preferred shares, depositary shares or other securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the subscription rights offering. In connection with any subscription rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the subscription rights offering.

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 11 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement. Warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number or principal amount and terms of the common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the Commission in connection with a public offering relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND

The following table sets forth our ratio of earnings (loss) to combined fixed charges and preferred stock dividends for the quarter ending September 27, 2014 and for the fiscal years ended June 28, 2014, June 29, 2013, June 30, 2012, July 2, 2011 and June 30, 2010. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings (loss) have been calculated by adding fixed charges to pre-tax income (loss). Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information is given on an unaudited historical basis.

	Quarter ended September 27, 2014	Year ended June 28, 2014		Year ended June 29, 2013		Year ended June 30, 2012		Year ended July 2, 2011	Year ended June 30, 2010
Ratio of earnings (loss) to combined fixed charges and preferred share dividends (1)	7.28	—	(2)	—	(2)	—	(2)	1.66	—	(2)

(1)	We did not have any preferred stock outstanding prior to September 4, 2009 or after the fiscal year ended July 2, 2011.
(2)	Our earnings were inadequate to cover combined fixed charges and preferred share dividends by $39.6 million, $17,000, $2.0 million and $4.0 million for the fiscal years ended June 28, 2014, June 29, 2013, June 30, 2012 and June 30, 2010, respectively.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include repayment of outstanding indebtedness. Under the terms of our current credit agreement, all or part of the net proceeds from any offering may be required to be used to repay indebtedness under the credit agreement. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day will issue an opinion about certain legal matters with respect to the securities. If the validity of the securities is also passed upon by counsel for any underwriters, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings also are available to the public at the Commission’s web site at http://www.sec.gov or from our websites at http://www.peerlessmfg.com or at http://pmfginc.com.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our annual report on Form 10-K for the fiscal year ended June 28, 2014 (including our definitive proxy statement filed with the Commission on October 16, 2014 and incorporated therein by reference);

•	Our quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2014;

•	Our current report on Form 8-K filed with the Commission on July 25, 2014; and

•	The description of our common stock set forth in this registration statement on Form S-3, and any amendment or report filed for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PMFG, Inc.

Attn: Corporate Secretary

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(214) 357-6181

$100,000,000

PMFG, INC.

Common Stock

Preferred Stock

Subscription Rights

Warrants

Depositary Shares

Purchase Contracts

Units

PROSPECTUS

                    , 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of securities under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time. All amounts shown are estimates except for the Commission registration fee.

Commission registration fee	$3,236
Legal fees and expenses	35,000
Accounting fees and expenses	5,000
Printing expenses	8,000
Miscellaneous	764

Total	$52,000

Item 15. Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our directors and officers that provide the director or officer will not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his duties as a director or officer to the fullest extent permitted by the DGCL or any other applicable law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our certificate of incorporation provides that we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the company, or is or was serving at our request, while a director or officer of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding to the fullest extent permitted or required by Delaware law. Except with respect to proceedings to enforce rights to indemnification, we will indemnify any such person in connection with a proceeding described above initiated by such person only if such proceeding was authorized by our board of directors.

Our certificate of incorporation also requires us to pay such director or officer any expenses (including attorneys’ fees) incurred in defending or testifying in any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by us against such expenses as authorized by Delaware law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

The indemnification provisions contained in our certificate of incorporation and bylaws are in addition to any other right that a person may have or acquire under any statute, bylaw, resolution of shareholders or directors or otherwise. We maintain insurance on behalf of our directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

Exhibit	Description

*1.1	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on December 8, 2009, and incorporated herein by reference)

3.2	Bylaws, as amended and restated (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008, and incorporated herein by reference)

*4.1	Form of Subscription Rights Certificate

*4.2	Form of Subscription Rights Agreement

*4.3	Form of Warrant Certificate

*4.4	Form of Warrant Agreement

*4.5	Form of Certificate of Designations for Preferred Stock of PMFG, Inc.

*4.6	Form of Certificate for Preferred Stock

*4.7	Form of Depositary Receipt

*4.8	Form of Depositary Agreement

*4.9	Form of Purchase Contract

*4.10	Form of Unit Certificate

*4.11	Form of Unit Agreement

5.1	Opinion of Jones Day

12.1	Statement Regarding Computation of Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Grant Thornton LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney for our directors and certain executive officers

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 6, 2014.

PMFG, INC.

By:	/s/ Peter J. Burlage
Peter J. Burlage
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on November 6, 2014.

Signature	Title
/s/ Peter J. Burlage	President, Chief Executive Officer and Director (Principal Executive Officer)
Peter J. Burlage

/s/ Ronald L. McCrummen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Ronald L. McCrummen

*	Director
Charles M. Gillman

*	Director
Kenneth R. Hanks

*	Director
Robert McCashin

*	Director
R. Clayton Mulford

*	Director
Kenneth H. Shubin Stein

*	Director
Howard G. Westerman, Jr.

*Ronald L. McCrummen, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named directors of PMFG, Inc. on this 6 day of November, 2014, pursuant to powers of attorney executed on behalf of such directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

*1.1	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on December 8, 2009, and incorporated herein by reference)

3.2	Bylaws, as amended and restated (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008, and incorporated herein by reference)

*4.1	Form of Subscription Rights Certificate

*4.2	Form of Subscription Rights Agreement

*4.3	Form of Warrant Certificate

*4.4	Form of Warrant Agreement

*4.5	Form of Certificate of Designations for Preferred Stock of PMFG, Inc.

*4.6	Form of Certificate for Preferred Stock

*4.7	Form of Depositary Receipt

*4.8	Form of Depositary Agreement

*4.9	Form of Purchase Contract

*4.10	Form of Unit Certificate

*4.11	Form of Unit Agreement

5.1	Opinion of Jones Day

12.1	Statement Regarding Computation of Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Grant Thornton LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney for our directors and certain executive officers

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.